                                                              Exhibit (a)(5)(xi)

PRESS RELEASE

FOR IMMEDIATE RELEASE:

         BAIRNCO CORPORATION SETS JANUARY 30, 2007 AS RECORD DATE FOR
                   STEEL PARTNERS II'S CONSENT SOLICITATION

      NEW  YORK,  NY - JANUARY  23,  2007 -- Steel  Partners  II,  L.P.  ("Steel
Partners II") announced  today that it received  notification  that the Board of
Directors of Bairnco Corporation  (NYSE:BZ;  "Bairnco") has set January 30, 2007
as the record date for  determining  stockholders  entitled  to provide  written consents in connection with Steel Partners II's consent solicitation.

      On  January  12,  2007,  Steel  Partners  II  filed a  definitive  Consent
Solicitation Statement with the Securities and Exchange Commission in connection with the solicitation of written consents from Bairnco's  stockholders to, among other  things,  remove each current  member of Bairnco's  Board of Directors and replace them with five highly qualified  individuals nominated by Steel Partners
II.  Steel  Partners  II is seeking  the support of  Bairnco's  stockholders  to replace the existing  Board  because Steel  Partners II believes that  Bairnco's current  directors  are not acting,  and will not act,  in the best  interest of stockholders with respect to Steel Partners II's tender offer for Bairnco.

      On June 22, 2006, BZ Acquisition Corp., a wholly-owned subsidiary of Steel
Partners II, commenced a tender offer to purchase all the issued and outstanding shares of Bairnco  common  stock for $12.00 net per share in cash.  The  Bairnco
Board  rejected  Steel  Partners  II's  offer  despite  the fact  that the offer represents a premium of 21% over the last reported sales price per share on June
15, 2006, the day Steel Partners II informed  Bairnco of its proposal to acquire all outstanding shares. If Steel Partners II's nominees are elected,  they will, subject to their fiduciary  duties,  remove the obstacles to the consummation of the offer,  including  redeeming  Bairnco's "poison pill" rights plan and opting out of Section 203 of the Delaware General Corporation Law.

      Steel Partners II urges stockholders to carefully consider the information contained in the Consent Solicitation  Statement and then support Steel Partners
II's efforts by signing, dating and returning the GOLD consent card. If you have any  questions or require a copy of Steel  Partners  II's  Consent  Solicitation
Statement,  please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885,
(212) 929-5500 (call collect) or via email at Bairnco@mackenziepartners.com.

IMPORTANT INFORMATION REGARDING THE TENDER OFFER

BZ  Acquisition  Corp.,  a  wholly-owned  subsidiary  of Steel  Partners II, has commenced a tender  offer to purchase  all of the  outstanding  shares of common stock (and associated  preferred stock purchase rights) of Bairnco at $12.00 per share,  net to the  seller in cash,  without  interest.  The offer is  currently scheduled  to expire at 5:00 P.M.,  New York City time,  on Monday,  January 29,
2007, unless the offer is extended.

MacKenzie  Partners,  Inc. is the Information Agent for the tender offer and any questions  or requests  for the Offer to Purchase  and  related  materials  with respect to the tender offer may be directed to MacKenzie Partners, Inc.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY
OR THE  SOLICITATION OF AN OFFER TO SELL ANY SHARES.  THE  SOLICITATION  AND THE
OFFER TO BUY  BAIRNCO'S  COMMON STOCK IS ONLY BEING MADE PURSUANT TO AN OFFER TO
PURCHASE AND RELATED  MATERIALS THAT STEEL PARTNERS II HAS FILED (AND WILL FILE)
WITH THE  SECURITIES  AND EXCHANGE  COMMISSION.  STOCKHOLDERS  SHOULD READ THESE
MATERIALS  CAREFULLY BECAUSE THEY CONTAIN IMPORTANT  INFORMATION,  INCLUDING THE

TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS MAY OBTAIN THE OFFER TO PURCHASE
AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC'S WEBSITE
AT  HTTP://WWW.SEC.GOV  OR  FROM  STEEL  PARTNERS  II  BY  CONTACTING  MACKENZIE
PARTNERS,  INC.  TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA
EMAIL AT BAIRNCO@MACKENZIEPARTNERS.COM.

IMPORTANT INFORMATION REGARDING THE CONSENT SOLICITATION

Steel Partners II, together with the other  Participants (as defined below), has filed a definitive  consent  solicitation  statement (the "Consent  Solicitation
Statement") with the Securities and Exchange  Commission (the "SEC") relating to the solicitation of written consents from Bairnco stockholders.

STEEL  PARTNERS II  STRONGLY  ADVISES  ALL  STOCKHOLDERS  OF BAIRNCO TO READ THE
CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT  INFORMATION.  SUCH
CONSENT  SOLICITATION  STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE
AT  HTTP://WWW.SEC.GOV.  IN ADDITION,  THE PARTICIPANTS IN THE SOLICITATION WILL
PROVIDE  COPIES  OF THE  CONSENT  SOLICITATION  STATEMENT  WITHOUT  CHARGE  UPON
REQUEST.  REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE  PARTICIPANTS'  CONSENT
SOLICITOR,  MACKENZIE PARTNERS,  INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT
(212) 929-5500 OR VIA EMAIL AT BAIRNCO@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE CONSENT  SOLICITATION  ARE STEEL  PARTNERS II, STEEL
PARTNERS,  L.L.C.,  BZ  ACQUISITION  CORP.,  WARREN G.  LICHTENSTEIN,  HUGH F.
CULVERHOUSE,   JOHN  J.  QUICKE,   ANTHONY   BERGAMO  AND  HOWARD  M.  LEITNER
(COLLECTIVELY,  THE  "PARTICIPANTS").   STOCKHOLDERS  OF  BAIRNCO  MAY  OBTAIN
INFORMATION  REGARDING  THE  PARTICIPANTS'  DIRECT OR INDIRECT  INTERESTS,  BY
SECURITY  HOLDINGS  OR  OTHERWISE,  IN BAIRNCO  BY  REFERRING  TO THE  CONSENT
SOLICITATION STATEMENT.

Any  forward-looking  statements  contained in this release are made pursuant to the safe harbor  provisions of the Private  Securities  Litigation Reform Act of
1995.  Forward-looking  statements are inherently  subject to a variety of risks and  uncertainties  that could cause actual  results to differ  materially  from those  projected.  These risks and  uncertainties  include,  among  others:  the willingness of Bairnco  stockholders  to tender their shares in the tender offer and the  number  and  timing of shares  tendered;  the  receipt  of third  party consents to the extent  required for the  acquisition;  and  satisfaction of the various  closing  conditions.  Other  important  factors that could cause actual results to differ materially are included but are not limited to those listed in
Bairnco's periodic reports and registration statements filed with the Securities and Exchange  Commission.  Steel  Partners II undertakes no obligation to update information contained in this release.

For additional information:

Media
Jason Booth and Terry Fahn
Sitrick And Company, Inc.
(310) 788-2850

Investors and Analysts
Daniel Sullivan and Bob Sandhu
Mackenzie Partners, Inc.
(212) 929-5500